Exhibit 2.4

Execution Version

BA HOLDINGS, INC.

Anchorage Gateway

5 Anchorage Quay

Salford, M50 3XE

United Kingdom

September 18, 2014

Each of the Noteholders

(as defined below)

Re:                             Note Purchase Agreement

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of May 13, 2011, by and among BA Holdings, Inc., a Delaware corporation (the “Issuer”), Luxfer Holdings PLC, a public limited company organized under the laws of England and Wales (the “Parent Guarantor”), each of the parties listed in Schedule C thereof (the “Subsidiary Guarantors” and, together with the Issuer and the Parent Guarantor, collectively, the “Obligors”), and each of the Persons holding one or more Notes (as defined below) (the “Noteholders”), as amended by that certain First Amendment to Note Purchase Agreement dated as of November 30, 2012, and by that certain Second Amendment to Note Purchase Agreement dated as of March 25, 2014 (the “Note Purchase Agreement”), pursuant to which the Issuer issued and sold its Senior Notes due June 15, 2018 in the aggregate principal amount of US$65,000,000 (the “Notes”).  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

The Noteholders hereby agree with the Obligors that, effective as of the date hereof, the Note Purchase Agreement is hereby amended as set forth on Exhibit A hereto.

Except as expressly set forth herein, all terms of the Note Purchase Agreement shall remain in full force and effect.  This letter shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Remainder of page intentionally left blank.  Signature page follows.]

1

If you are in agreement with the foregoing, please sign a counterpart of this letter in the space indicated below whereupon it shall become a binding agreement among the Obligors, on one hand, and the Noteholders, on the other hand.  Delivery of an executed counterpart by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this letter.

Sincerely,

LUXFER HOLDINGS PLC

By:
Name:
Title:

BA HOLDINGS, INC.

By:
Name:
Title:

LUXFER GROUP LIMITED

By:
Name:
Title:

LUXFER GROUP 2000 LIMITED

By:
Name:
Title:

MEL CHEMICALS INC.

By:
Name:
Title:

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

By:
Name:
Title:

LUXFER GAS CYLINDERS LIMITED

By:
Name:
Title:

LUXFER GROUP SERVICES LIMITED

By:
Name:
Title:

MAGNESIUM ELEKTRON LIMITED

By:
Name:
Title:

LUXFER OVERSEAS HOLDINGS LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

By:
Name:
Title:

LUXFER INC.

By:
Name:
Title:

HART METALS, INC.

By:
Name:
Title:

READE MANUFACTURING COMPANY

By:
Name:
Title:

LUXFER MAGTECH, INC.

By:
Name:
Title:

Accepted and agreed to

as of the date first

appearing above:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:
Name:
Title: Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
Title: Vice President

Exhibit A

AMENDMENTS TO
NOTE PURCHASE AGREEMENT

1.  Section 8.6 of the Note Purchase Agreement is hereby amended by amending and restating in their entirety the definitions of “Called Principal”, “Remaining Scheduled Payments” and “Settlement Date” to read as follows, respectively:

““Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.”

““Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.8 or 11.1.”

““Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.”

2.  Section 8.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“8.8    Disposal and Insurance Prepayments.

(a)                                 Notice and Offer.  In the event that any member of the Group receives any Disposal Proceeds, Permitted Disposal Net Proceeds or any Insurance Proceeds, the Issuer shall give written notice thereof to each holder of Notes.  Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (a “Disposal Prepayment Offer”, “Permitted Disposal Net Proceeds Prepayment Offer” or “Insurance Prepayment Offer”, respectively) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of such Disposal Proceeds or Insurance Proceeds or such holder’s Permitted Disposal Pro Rata Portion of such Permitted Disposal Net Proceeds, as applicable, on a date specified in such notice (the “Disposal Prepayment Date” (in the case of a Disposal Prepayment Offer or a Permitted Disposal Net Proceeds Prepayment Offer) or “Insurance Prepayment Date” (in the case of an Insurance Prepayment Offer)) that is not less than 30 days and not more than 60 days after the date of such notice.  If such prepayment date shall not be specified in such notice, the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, shall be the 45th day after the date of such notice.

(b)                                 Acceptance; Rejection.

(i)                                     Disposal Prepayment Offer.  The failure of a holder of a Note to respond to a Disposal Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute an acceptance of the Disposal Prepayment Offer with respect to such Note.  A holder may reject a Disposal Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its rejection to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(ii)                                  Permitted Disposal Net Proceeds Prepayment Offer.  The failure of a holder of a Note to respond to a Permitted Disposal Net Proceeds Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Permitted Disposal Net Proceeds Prepayment Offer with respect to such Note.  A holder may accept a Permitted Disposal Net Proceeds Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(iii)                               Insurance Prepayment Offer.  The failure of a holder of a Note to respond to an Insurance Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Insurance Prepayment Offer with respect to such Note.  To accept an Insurance Prepayment Offer, a holder shall cause a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(c)                                  Prepayment.

(i)                                     Disposal Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Disposal Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Disposal Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, plus the Make-Whole Amount determined for the Disposal Prepayment Date with respect to such principal amount, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  On the Business Day preceding the Disposal Prepayment Date, the Issuer shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount.  The prepayment shall be made on the Disposal Prepayment Date.

(ii)                                  Permitted Disposal Net Proceeds Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Permitted Disposal Net Proceeds Prepayment Offer (equal to such holder’s Permitted Disposal Pro Rata Portion of the relevant Permitted Disposal Net Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  The prepayment shall be made on the Disposal Prepayment Date.

(iii)                               Insurance Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of an Insurance Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Insurance Proceeds) shall be due and payable on the Insurance Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Insurance Prepayment Date.  The prepayment shall be made on the Insurance Prepayment Date.

(d)                                 Other Terms.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Parent Guarantor and dated the date of such offer, specifying (i) the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, (ii) the amount of the relevant Disposal Proceeds, Permitted Disposal Net Proceeds or Insurance Proceeds, (iii) that such offer is being made pursuant to this Section 8.8, (iv) the principal amount of each Note offered to be prepaid, (v) with respect to a prepayment pursuant to a Disposal Prepayment Offer, the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such certificate were the Disposal Prepayment Date), setting forth the details of such computation, (vi) the interest that would be due on each Note offered to be prepaid, accrued to the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, and (vii) in reasonable detail, the nature of such Disposal or relevant insurance claim and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.  For the avoidance of doubt, any Disposal giving rise to an Event of Default under any provision of this Agreement shall not be deemed to be permitted, and such Event of Default shall not be deemed to be waived by any holder, by reason of any holder’s acceptance or rejection of a Disposal Prepayment Offer or Permitted Disposal Net Proceeds Prepayment Offer in respect of such Disposal or any payment in connection therewith.”

3.  Clause (b) of Section 9.31 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           The Parent Guarantor and the Issuer shall ensure that each Material Company (other than the Issuer, the French Subsidiary, the Czech Subsidiary and, solely for the six-month period commencing on September 18, 2014, the German Subsidiary) is a Subsidiary Guarantor.”

4.  Schedule B to the Note Purchase Agreement is hereby amended by amending and restating in its entirety the definition of “Excluded Disposal Proceeds” to read as follows:

““Excluded Disposal Proceeds” means the proceeds of a Permitted Disposal unless such proceeds are to be used to repay or prepay Financial Indebtedness under the Bank Facilities Agreement or a Permitted Refinancing Agreement at any time when a Default or Event of Default exists.”

5.  Schedule B to the Note Purchase Agreement is hereby amended by amending and restating in its entirety clause (k) of the definition of “Permitted Disposal” to read as follows:

“(k)                           of assets for cash where (i) the higher of the market value or the net consideration receivable in respect of such asset (when aggregated with the higher of the market value or the net consideration receivable for any other sale, lease, license, transfer or other disposal of an asset not allowed under the preceding paragraphs) does not exceed US$25,000,000 (or its equivalent) in aggregate, or (ii) (x) no Default or Event of Default is continuing or would result from such disposal, and (y) the Issuer offers, within 90 days following such disposition, to prepay the outstanding Notes held by each holder in accordance with the Permitted Disposal Net Proceeds Prepayment Offer provisions of Section 8.8 in a principal amount equal to such holder’s Permitted Disposal Pro Rata Portion of the net proceeds of such disposition; provided that, in the case of both clause (i) and clause (ii) above, if the proceeds of such disposition constitute Disposal Proceeds, then the provisions set forth in Section 8.8 with respect to Disposal Proceeds shall apply thereto;”

6.  Schedule B to the Note Purchase Agreement is hereby amended by amending and restating in its entirety the definition of “Ratable Portion” to read as follows:

““Ratable Portion” means, in respect of any holder of any Note and any Disposal Proceeds or Insurance Proceeds, an amount equal to the product of:

(a)                                 the amount of such Disposal Proceeds or Insurance Proceeds, multiplied by

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Shelf Facility plus (iii) the aggregate Commitments (as defined in the Bank Facilities Agreement as in effect on the Second Amendment Date) at such time under the Bank Facilities Agreement or the aggregate commitments at such time under a Permitted Refinancing Agreement, as applicable.”

7.  Schedule B to the Note Purchase Agreement is hereby amended by adding, in their property alphabetical order, the following new definitions:

““German Subsidiary” means Dynetek Europe GmbH, a Gesellschaft mit beschränkter Haftung incorporated under the laws of Germany with registered number HRB44318.”

““Permitted Disposal Net Proceeds” means the net proceeds of any disposition made pursuant to clause (k)(ii) of the definition of “Permitted Disposal”.”

““Permitted Disposal Pro Rata Portion” means, in respect of any holder of any Note and any Permitted Disposal Net Proceeds, an amount equal to the product of:

(a)                                 the amount of such net proceeds, multiplied by

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Shelf Facility plus (iii) the aggregate principal amount outstanding at such time under the Bank Facilities Agreement and any Permitted Refinancing Agreement.”